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                                                                EXHIBIT 10.21(b)

                             TERMINATION AGREEMENT


                 TERMINATION AGREEMENT, dated as of November 18, 1994 between Conseco, Inc., an Indiana Corporation ("Conseco") and Kemper Corporation, a Delaware corporation ("Kemper").

                 WHEREAS, Conseco, KC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Conseco ("Sub"), and Kemper are parties to an Agreement and Plan of Merger dated as of June 26, 1994 (the "Merger Agreement");

                 WHEREAS, Section 7.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated and abandoned at any time prior to the Effective Time (as defined in the Merger Agreement) by mutual written consent of Conseco and Kemper;

                 WHEREAS, Conseco and Kemper desire to terminate the Merger Agreement effective immediately;

                 NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                 SECTION 1. Pursuant to Section 7.1(a) of the Merger Agreement, and in accordance with the procedures set forth in Section 7.5 thereof, Kemper and Conseco hereby terminate the Merger Agreement effective immediately with the effect set forth in Section 2 hereof.

                 SECTION 2. Effective immediately, the Merger Agreement shall be void ab initio and have no effect, and neither Conseco nor Kemper shall have any rights or claims against the other relating to any provision of the Merger Agreement or any breach of, or the termination of, the Merger Agreement. Notwithstanding the foregoing, the last two sentences of Section 5.5 and Sections 3.1(p), 3.2(o) and 8.2 of the Merger Agreement shall be effective as a binding agreement between Conseco and Kemper from and after the date hereof as if they were fully set forth in this place.

                 SECTION 3. This Termination Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
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                 SECTION 4.  This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
                 IN WITNESS WHEREOF, Conseco and Kemper have caused this Termination Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                        CONSECO, INC.


                                        /s/NGAIRE CUNEO
                                        --------------------------------
                                        Name:  Ngaire Cuneo
                                        Title: Executive Vice President



                                        KEMPER CORPORATION


                                        /s/KATHLEEN A. GALLICHIO
                                        --------------------------------
                                        Name:  Kathleen A. Gallichio
                                        Title: Senior Vice President,
                                                  General Counsel and
                                                  Corporate Secretary